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                                                 EXHIBIT 99.1
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REVOCABLE PROXY                                                  REVOCABLE PROXY
                            STUDIO PLUS HOTELS, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
      FOR THE SPECIAL MEETING OF STOCKHOLDERS ON APRIL 11, 1997--9:30 A.M.

 The undersigned hereby appoints Norwood Cowgill, Jr. and James C. Baughman, Jr., or either of them, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of Common Stock of Studio Plus Hotels, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held on April 11, 1997, at 9:30 a.m., at the Carrick Theatre in the Mitchell Fine Arts Building, Transylvania University, 300 N. Broadway, Lexington, Kentucky, and at any and all postponements and adjournments thereof, as follows:

 THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER (THE "MERGER AGREEMENT") DATED JANUARY 16, 1997 BY AND AMONG THE COMPANY, EXTENDED STAY AMERICA, INC., AND ESA MERGER SUB, INC. AND THE TRANSACTIONS CONTEMPLATED THEREBY. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

           [_] CHECK HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING.

  PLEASE MARK, SIGN, DATE, AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                 (Continued and to be signed on reverse side.)
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               STUDIO PLUS HOTELS, INC.
              PLEASE MARK VOTE IN OVAL
              IN THE FOLLOWING MANNER
              USING DARK INK ONLY.
                                         0
                                         I
                                         0
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                                      For
                                       0

                                    Against
                                       0

                                    Abstain
                                       0

1. To approve the Merger Agreement among the Company, Extended Stay America, Inc., and ESA Merger Sub, Inc.
2. In their discretion, on such other business as may properly come before the meeting.
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ITEM 1.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AGREE-MENT AND PLAN OF MERGER.
The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a Joint Proxy
Statement/Prospectus dated             , 1997.
     Dated: _____________________________________________________________ , 1997
Signature(s)____________________________________________________________________
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PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN.
WHERE APPLICABLE, INDICATE OFFICIAL POSITION OR REPRESENTATIVE CAPACITY. PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVE-LOPE.